Exhibit 16.1

June 14, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read American Public Education, Inc’s statements included under Item 4.01 of its Form 8-K filed on June 14, 2018 and we agree with such statements concerning our firm.

/s/ RSM US LLP

RSM US LLP